UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                             Glimcher Realty Trust

             (Exact name of registrant as specified in its charter)

           Maryland                                    31-1390518
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

 150 East Gay Street, Columbus, Ohio                    43215
(Address of Principal Executive Offices)             (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)., please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
No. 333-43317    (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


                                               Name of Each Exchange on Which
Title of Each Class to be so Registered        Each Class is to be Registered

8.75% Series F Cumulative Redeemable           New York Stock Exchange
Preferred Shares of Beneficial Interest, par value $0.01 per share

Securities to be registered pursuant to Section 12(g) of the Act:

NONE.

ITEM 1.  Description of Securities to be Registered.

The description of the Registrant's securities to be registered is incorporated herein by reference to the information set forth under the caption "Description of Preferred Shares" in the prospectus to the Registration Statement of the Registrant on Form S-3 (File No. 333-43317), as supplemented by the information under the caption "Description of Series F Preferred Shares," in the prospectus supplement, dated August 7, 2003, and filed on August 8, 2003 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

ITEM 2.  Exhibits

3.1 Amended and Restated Declaration of Trust of the Registrant (incorporated by reference to Registrant's Registration Statement No. 33-69740).

3.2 By-laws of the Registrant, as amended (incorporated by reference to the Registrant's Registration Statement No. 33-69740).

3.3 Amendment to the Registrant's Amended and Restated Declaration of Trust (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission on March 21, 1995).

3.4 Articles Supplementary Classifying 5,520,000 Shares of Beneficial Interest as Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission on March 31, 1998).

3.5 Articles Supplementary Classifying 2,800,000 Shares of Beneficial Interest as 8.75% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest of the Registrant, par value $0.01 per share.

4.1 Specimen Certificate for Common Shares of Beneficial Interest (incorporated by reference to the Registrant's Registration Statement No. 33-69740).

4.2 Specimen Certificate evidencing 9 1/4% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on November 14, 1997).

4.3 Specimen Certificate evidencing 8.75% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

August 22, 2003

                                        GLIMCHER REALTY TRUST



                                        By: /s/ George A. Schmidt
                                           -----------------------------------
                                           George A. Schmidt,
                                           Executive Vice
                                           President, General
                                           Counsel and Secretary